                                                                   EXHIBIT 10(a)


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1997, with respects to the financial statements of John Hancock Variable Annuity Account JF, and February 14, 1997, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in the Post-Effective Amendments No. 1 to the Registration Statements (Form S-1 No. 33-64945 and From N-4 No. 33-64947) and the related Prospectus of John Hancock Variable Annuity Account JF.


                                                           ERNST & YOUNG LLP


Boston, Massachusetts
April 14, 1997